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                                                                   EXHIBIT 99.01

KPMG


Two Central Park Plaza Suite 1501
Omaha, NE 68102

233 South 13th Street, Suite 1600
Lincoln, NE 68508-2041

                          Independent Auditors' Report

Northern Border Partners L.P.:

We have audited the accompanying consolidated balance sheets of Northern Border Partners L.P. (a Delaware limited partnership) and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, cash flows, and changes in partners' equity for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northern Border Partners L.P. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 7 to the consolidated financial statements, Northern Border Partners L.P. and Subsidiaries adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, which was subsequently amended by SFAS No. 137 and SFAS No. 138.


                                       /s/ KPMG LLP



September 6, 2002 Omaha, Nebraska




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KPMG


Two Central Park Plaza Suite 1501
Omaha, NE 68102

233 South 13th Street, Suite 1600
Lincoln, NE 68508-2041


              Report of Independent Public Accountants on Schedule

Northern Border Partners, L.P.:

We have audited in accordance with auditing standards generally accepted in the United States of America, the consolidated financial statements of Northern Border Partners, L.P. and Subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 included in this Form 10-K, and have issued our report thereon dated September 6, 2002. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of Northern Border Partners L.P. and Subsidiaries listed in Item 14 of Part IV of this Form 10-K is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                       /s/ KPMG LLP



September 6, 2002 Omaha, Nebraska